Exhibit 10.211

EXECUTION VERSION

GUARANTY

THIS GUARANTY (this “Guaranty”) is executed and effective as of December 1, 2018, by Regional Health Properties, Inc., a Georgia corporation (“Guarantor”), in favor of those entities listed on Exhibit A, attached hereto and incorporated herein (collectively, “New Operators”).

R E C I T A L S

A.New Operators and the entities listed on Exhibit B, attached hereto and incorporated herein (collectively, “Current Operators”), have entered into an Agreement to Transfer Operations and Related Assets, dated October 16, 2018 (the “OTA”), regarding the transfer of operations of the nursing facilities and/or residential care facility identified on Exhibit C, attached hereto and incorporated herein (collectively, the “Facilities”).

B.Guarantor is the owner or master tenant of the Facilities, and has derived substantial economic and other benefits from the execution, delivery, and performance of the OTA by the parties thereto.

C.Guarantor acknowledges that New Operators will not close the transactions contemplated under the OTA unless this Guaranty is executed and delivered by Guarantor.

D.Guarantor acknowledges that it has received and read the OTA.

E.Guarantor wishes to guaranty to New Operators the obligations of Current Operators under the OTA as set forth in this Guaranty.

NOW, THEREFORE, in consideration of the execution and delivery of the OTA and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.DEFINITIONS.  Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the OTA.

2.COVENANTS.

(a)Guarantor absolutely, unconditionally, and irrevocably agrees to timely and fully satisfy, and guaranties: (i) the full and timely payment of all Monetary Obligations (as such term is defined below) of Current Operators under the OTA and all other amounts required to be paid by Guarantor hereunder up to a maximum of Eight Million and 00/100 Dollars ($8,000,000.00); and (ii) with respect to obligations of Current Operators under the OTA that are not Monetary Obligations, to use commercial best efforts to satisfy the full, timely, and complete performance of all covenants, terms, conditions, obligations, indemnities, and agreements whatsoever to be performed by Current Operators under the OTA (to the extent not timely and fully performed by

Current Operators) and by Guarantor hereunder (all of the obligations described in clauses (i) and (ii) above are collectively referred to herein as the “Obligations”).  Guarantor will, as provided in this Guaranty, promptly and fully pay, perform, and discharge all outstanding Obligations in accordance with its obligations under this Section 2(a); provided, however, that Guarantor shall be released from liability with respect to, and only with respect to, a claim for Obligations by New Operators to Guarantor for which any applicable statute of limitations has lapsed with respect thereto (an “Excluded Claim”), and in such event any release from liability with respect to an Excluded Claim shall not in any respect or at any time release Guarantor from any other liability hereunder. For purposes of this Guaranty, a “Monetary Obligation” means any Damages suffered, incurred, or paid by New Operators under or pursuant to the OTA or hereunder and all reasonable costs and expenses of collection with respect thereto, including, without limitation, the imposition of any Excluded Liabilities against New Operators.  For the avoidance of doubt, the term Monetary Obligation does not include any unaccrued, unliquidated, unmatured, unascertainable, contingent, or other unknown amounts; provided, however, that if and when such amounts are (i) accrued, liquidated, matured, ascertainable, non-contingent, or known, and/or (ii) suffered or incurred by New Operators, then such amounts shall be considered Monetary Obligations.  Notwithstanding anything to the contrary contained herein, Guarantor acknowledges and agrees that neither the immediately preceding sentence, nor any other provision in this Guaranty, shall be interpreted as limiting the Damages or remedies to which New Operators would be entitled pursuant to any Action (as hereinafter defined) commenced by New Operators against Guarantor in connection with any default hereunder by Guarantor.

(b)Guarantor acknowledges and agrees that (i) any action, suit, or proceeding of any kind or nature whatsoever (an “Action”) commenced by New Operators against Guarantor to collect any Monetary Obligations shall not prejudice in any way New Operators’ rights to collect any such Monetary Obligations due for any subsequent period in any subsequent Action; (ii) New Operators shall join Guarantor in any Action against Current Operators in connection with or based upon any of the Obligations not timely and fully satisfied as provided herein; (iii) to the extent Current Operators fail to timely and fully satisfy any of their Obligations under the OTA, New Operators may seek and obtain full recovery against Guarantor with respect to such Obligations, as provided in this Guaranty; and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of New Operators against Current Operators wherein Guarantor has been joined to or otherwise named in such an Action, irrespective of whether or not Guarantor participates in such Action.

(c)Guarantor agrees that, in the event of the rejection or disaffirmance of the OTA by Current Operators or Current Operators’ trustee in bankruptcy, pursuant to bankruptcy law or any other law affecting creditors’ rights, Guarantor will, if New Operators so request and unless prohibited by applicable law, assume promptly all obligations and liabilities of Current Operators under the OTA, to the same extent as if Guarantor were a party to such document and there had been no such rejection or disaffirmance.  In such event, Guarantor will promptly confirm such assumption, in writing, at the request of New Operators upon or after such rejection or disaffirmance.

3.UNCONDITIONAL NATURE OF OBLIGATIONS.

(a)This Guaranty is an absolute, unconditional, and irrevocable guaranty of payment and of performance, and shall be enforceable against Guarantor, without the necessity of the commencement by New Operators of any Action against Current Operators; provided, however, that with respect to any Obligations that are Obligations of one or more Current Operators under the OTA that have not been timely and fully paid or performed by Current Operators, as determined by New Operators (the “Delinquent Current Operator Obligations”), prior to Guarantor becoming obligated hereunder to timely and fully satisfy such Delinquent Current Operator Obligations, New Operators shall give Guarantor notice of the existence of such Delinquent Current Operator Obligations (the “Notice”), and Guarantor shall timely and fully pay, perform, or otherwise satisfy, without objection or delay, all such Delinquent Current Operator Obligations within thirty (30) days of New Operators providing the Notice. The failure of New Operators to provide the Notice to Guarantor shall only suspend Guarantor’s obligation to satisfy the underlying Delinquent Current Operator Obligations until whenever, if at all, the Notice is provided, and such failure or delay by New Operators to provide the Notice shall not invalidate, cancel, or terminate this Guaranty. The obligations of Guarantor hereunder are independent of, and may exceed, the obligations of Current Operators.

(b)This Guaranty is a continuing guaranty and will remain in full force and effect notwithstanding:  (i) any renewals, extensions, modifications, alterations, or amendments of the OTA, provided that Guarantor consented in writing, which consent shall not be unreasonably withheld or delayed; (ii) any releases or discharges of Current Operators; (iii) New Operators’ failure or delay to assert any claim or demand or to enforce any of its rights against Current Operators, except as otherwise specifically provided herein; (iv) any extension of time that may be granted by New Operators to Current Operators; (v) any assignment or transfer of all or any part of Current Operators’ interest under the OTA (whether by Current Operators, by operation of law, or otherwise); (vi) any other dealings or matters occurring between New Operators and Current Operators; (vii) the taking by New Operators of any additional guaranties, or the receipt by New Operators of any collateral, from Current Operators or any other Persons; (viii)  New Operators’ release of any security or waiver of rights provided under the OTA; (ix) any assumption by any Person of any or all of Current Operators’ obligations under the OTA, or Current Operators’ assignment of any or all of its rights and interests under the OTA; (x) the existence, non-existence, or lapse at any time of Current Operators as legal entities or the existence, non-existence, or termination of any corporate, ownership, business or other relationship between Current Operators and Guarantor; (xi) any assignment by New Operators of either or both of this Guaranty and the OTA; (xii) the solvency or lack of solvency of Current Operators and/or Guarantor at any time or from time to time; or (xiii) any other cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge of Guarantor (whether or not Guarantor shall have knowledge or notice thereof) other than the timely payment and performance in full of the Obligations or as otherwise specifically provided herein.  Without in any way limiting the generality of the foregoing, Guarantor specifically agrees that (A) if Current Operators’ obligations under the OTA are modified or amended pursuant to a fully-executed amendment to the OTA (an “OTA Amendment”), this Guaranty shall extend to such obligations after New Operators provide to Guarantor, or Guarantor otherwise receives, a copy of the OTA Amendment, provided that Guarantor has consented to such amendment as set forth in Section 3(b)(i) of this Guaranty; and (B) this Guaranty shall be applicable to any obligations of Current Operators arising in connection with any termination of the OTA, whether voluntary or otherwise.  For purposes of this Guaranty and the Obligations, “Current Operators” shall be deemed to include any and all successors and assignees of Current Operators under the OTA, as fully as if any of the same were the named Current Operators under the OTA.

(c)Guarantor hereby expressly agrees that the validity of this Guaranty and the Obligations shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by New Operators against Current Operators, of any of the rights or remedies reserved to New Operators pursuant to the provisions of the OTA or by relief of Current Operators from any of Current Operators’ obligations under the OTA or otherwise by (i) the release or discharge of Current Operators in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation, or modification of the liability of Current Operators in bankruptcy, or of any remedy for the enforcement of Current Operators’ liability under the OTA, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the OTA in any such proceeding.  This Guaranty shall continue to be effective if at any time the payment of any amount due under the OTA or this Guaranty is rescinded or must otherwise be returned by New Operators for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Current Operators, Guarantor, or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to New Operators an amount equal to any such payment that has been rescinded or returned.

4.WAIVERS.

(a)Except as otherwise specifically provided herein, Guarantor irrevocably waives (i) notice of acceptance of this Guaranty, protest, demand and dishonor, presentment, and demands of any kind now or hereafter provided for by any Legal Requirement, (ii) notice of any actions taken by New Operators or Current Operators under the OTA or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Current Operators in the payment of any sums, charges, or amounts under the OTA, (iv) all other notices, demands and protests in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its Obligations, and (v) any requirement that New Operators exhaust any right or take any action against Current Operators or any other Person.

(b)GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PERSON WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: THIS GUARANTY; THE OTA; ANY LIABILITY OR OBLIGATION OF CURRENT OPERATORS IN ANY MANNER RELATED TO THE FACILITIES; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE OTA AND/OR THE FACILITIES; ANY ACT OR OMISSION OF CURRENT OPERATORS, THEIR AGENTS OR EMPLOYEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, THE FACILITIES.  GUARANTOR PERMANENTLY WAIVES ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY NEW OPERATORS OR IN

ANY SUIT OR ACTION INSTITUTED BY NEW OPERATORS TO ENFORCE THIS GUARANTY.  IN ADDITION, GUARANTOR WAIVES ANY AND ALL RIGHTS WHICH ARE WAIVED BY CURRENT OPERATORS UNDER THE OTA, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN.  THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS UNCONDITIONAL AND SHALL NOT BE DIRECTLY OR INDIRECTLY CHALLENED OR DISPUTED AT ANY TIME WHATSOEVER OR IN ANY WAY BY GUARANTOR OR ANY AGENT OR ATTORNEY OF GUARANTOR.

(c)Guarantor expressly, unconditionally, and permanently waives any and all rights to any and all defenses, objections, or justifications or excuses for nonpayment or late payment hereunder whatsoever, including, but not limited to, those arising directly or indirectly by reason of (i) any “one-action” or “anti-deficiency” law or any other law that may prevent New Operators from bringing any action, including a claim for deficiency, against Guarantor before or after New Operators’ commencement or completion of any action against Current Operators; (ii) any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution, or other defense of Current Operators, of any other guarantor, or of any other Person, or by reason of the cessation of Current Operators’ liability from any cause whatsoever, other than full, timely, and final payment in legal tender and performance of the Obligations; (iii) any change in the relationship between Guarantor and Current Operators or any termination of such relationship; (iv) any irregularity, defect, or unauthorized action by any or all of New Operators, Current Operators, any other guarantor or surety, or any of their respective officers, directors, or other agents in executing and delivering any instrument or agreements relating to the Obligations or in carrying out or attempting to carry out the terms of any such agreements; (v) any assignment, endorsement or transfer, in whole or in part, of the Obligations; (vi) provided that New Operator complies with the terms of this Guaranty, the benefits of any and all Legal Requirements applicable in the State of Ohio which may require the prior or concurrent joinder of any other party to any action on this Guaranty; (vii) any release or other reduction of the Obligations arising as a result of the sale, transfer, lease, expansion, downsizing, closing, or destruction of the Facilities; (viii) any default or breach by New Operators under the OTA or any lease, sublease, contract, or other oral or verbal agreement whatsoever with Guarantor and/or any other Person whatsoever; (ix) any neglect, delay, omission, failure or refusal of New Operators to take or prosecute any action for the collection or enforcement of any of the Obligations; or (x) any change in law or any change in market or economic conditions.

(d)Notwithstanding any agreement between New Operators and Current Operators or any defenses, rights, and/or remedies to which Current Operators are, or may be, entitled under the OTA, Guarantor expressly and permanently waives all of the following items that are contained in, or relate to, the OTA:  (i) all defenses against liability or responsibility for any obligations, payments, indemnification, or other matters, as set forth in the OTA; and (ii) any limitations, restrictions, or “caps” on Damages, remedies, or indemnification.  Accordingly, Guarantor expressly acknowledges and agrees that:  (A) none of the provisions of Section 7 of the OTA (including, but not limited to, any representations, warranties, statements, waivers, or disclaimers therein) are applicable in any way to this Guaranty or shall serve as a defense to Guarantor with respect to the payment or performance of any of the Obligations or limit, restrict, or prevent New Operators’ ability to recover all Damages and obtain all remedies to which New Operators are entitled at law or in equity; (B) none of the survival or time limits, knowledge qualifiers, materiality qualifiers, or any similar qualifications or limits as to representations, warranties, covenants, and indemnification, including, but not limited to, the provisions in Section 15.1 of the OTA, are applicable in any way to this Guaranty or shall serve as a defense to Guarantor with respect to the payment or performance of any of the Obligations or limit, restrict, or prevent New Operators’ ability to recover all Damages and obtain all remedies to which New Operators are entitled at law or in equity; and (C) none of the limitations and waivers with respect to Damages, including, but not limited to, the provisions of Section 14.2(b) of the OTA, are applicable in any way to this Guarantor or shall serve as a defense to Guarantor with respect to the payment or performance of any of the Obligations or limit, restrict, or prevent New Operators’ ability to recover all Damages and obtain all remedies to which New Operators are entitled at law or in equity.  Guarantor agrees to not assert or attempt to assert any defenses of Current Operator under the OTA at any time or in any circumstance with respect to this Guaranty or any matters, claims, or suits arising from this Guaranty.  Guarantor acknowledges and agrees that it is a fundamental understanding and agreement of Guarantor and New Operators that if New Operators incur at any time whatsoever any Damages relating to any matters or Liabilities pertaining to the Facilities, Current Operators, or Guarantor, in whole or in part before the Effective Time, that Guarantor shall reimburse, pay, and/or satisfy all such Damages, provided that such Damages constitute Monetary Obligations within the meaning of this Guaranty, when and as provided herein and subject to the limitations herein, without directly or indirectly, contesting, challenging, delaying, or objecting thereto.

5.REPRESENTATIONS AND WARRANTIES.  Guarantor represents, warrants, and certifies to New Operators as follows:

(a)Guarantor has all requisite power and authority to enter into and pay, perform, and satisfy the Obligations under this Guaranty, and this Guaranty is valid and binding in all respects upon and enforceable in all respects against Guarantor without the requirement of further action or condition.  Copies of all Consents required by all applicable Legal Requirements, all applicable lenders, and the organizational or governing documents of Guarantor in connection with Guarantor’s execution, delivery, and performance of this Guaranty are attached hereto and incorporated herein as Schedule 5(a).  Other than the Consents attached hereto at Schedule 5(a), there are no Consents required for Guarantor to execute, deliver, and perform this Guaranty.  Guarantor is permitted in all respects by all applicable Legal Requirements and all lenders, and has obtained all requisite corporate and governing body approval, to execute, delivery, and perform this Guaranty.  The Person executing this Guaranty on behalf of Guarantor is a duly elected or appointed officer of Guarantor with all requisite authority to execute this Guaranty in such capacity, as documented in the Consents attached hereto at Schedule 5(a).

(b)The execution, delivery, and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Legal Requirements, the organizational or governing documents of Guarantor, any order, writ, injunction, decree applicable to Guarantor, or any contractual restriction binding on or affecting Guarantor or any of its properties or assets, or (ii) result in or require the creation of any lien, security interest, or other charge or encumbrance upon or with respect to any of its properties or assets.

(c)There is no Proceeding pending or threatened against or otherwise affecting Guarantor before any court or other Governmental Authority or any arbitrator that could affect in any manner whatsoever Guarantor’s ability to fully and timely perform the Obligations under this Guaranty.

(d)Guarantor’s principal place of business is 454 Satellite Boulevard, NW,
Suite 100, Suwanee, Georgia 30024.

(e)Guarantor shall derive significant financial and other advantages and benefits, directly or indirectly, from the OTA and the payment and performance of the Obligations.  Guarantor expressly, permanently, and unconditionally waives any defenses hereto relating to lack or insufficiency of consideration, and acknowledges and agrees that this Guaranty is fully enforceable against Guarantor.

(f) Guarantor hereby acknowledges that New Operators will be relying in all respects upon Guarantor’s guaranty, representations, warranties, and covenants contained herein.  Guarantor further acknowledges that New Operators have invested and incurred a significant amount of money, time, attorney and accountant fees, due diligence costs, and resources in reliance upon such guaranty, representations, warranties and covenants contained herein and that any breach or default under any such guaranty, representations, warranties, and covenants contained herein will absolutely result in significant and substantial Damages being incurred by New Operators that Guarantor shall pay, as provided herein.

(g) Guarantor has the financial wherewithal to timely and fully satisfy all Obligations, as provided herein. Guarantor warrants to New Operators in connection with this Guaranty that the financial statements set forth in Exhibit D to this Guaranty are true and correct as of the applicable date(s) or period(s) provided therein and fairly and accurately represent the financial condition of Guarantor as of the respective date(s) thereof.

6.NOTICES.  Any consents, notices, demands, requests, approvals, or other communications given under this Guaranty shall be in writing and shall be given as provided in the OTA, as follows or to such other addresses as either New Operators or Guarantor may designate by written notice given to the other:

If to Guarantor:	If to New Operators:
Regional Health Properties, Inc. 454 Satellite Boulevard, NW, Suite 100 Suwanee, Georgia 30024 Attn: Brent Morrison, CFA E-mail: Brent.Morrison@regionalhealthproperties.com	c/o MSTC Development, Inc. 556 Niles Cortland Rd, SE Warren, Ohio 44484 Attn: Daniel J. D’Amico, Jr. E-mail: ddamico@mstcinc.com
With a copy to: Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 Attn: William S. Sugden, Esq. Email: Will.Sugden@alston.com	With a copy to: Rolf Goffman Martin Lang LLP 30100 Chagrin Boulevard, Suite 350 Cleveland, Ohio 44124 Attn: Ira S. Goffman, Esq. Email: Goffman@RolfLaw.com

7.CONSENT TO JURISDICTION.  Guarantor hereby (a) consents and submits to the jurisdiction of the courts of the State of Ohio and the federal courts sitting in the State of Ohio with respect to any dispute or matter arising, directly or indirectly, out of this Guaranty, and (b) waives any and all objections which the undersigned may have to the laying of venue in any suit, action or proceeding in any such court.  Guarantor hereby acknowledges and agrees that New Operators may obtain personal jurisdiction and perfect service of process through any means now or hereafter permitted by applicable law.  Nothing above shall limit New Operators’ choice of forum for purposes of enforcing this Guaranty.

8.ADDITIONAL COVENANTS.

(a)Guarantor shall provide New Operators with all of the same information and documents that Guarantor or any of the other Credit Parties (as defined in the Loan Agreement (as hereinafter defined)) is obligated to deliver pursuant to Sections 10.2, 10.3, and 10.4 of the Loan Agreement, within the time frames provided therein (the “Reporting Disclosures”).  Sections 10.2, 10.3, and 10.4 of the Loan Agreement, which contain the Reporting Disclosures, are reproduced in Exhibit E to this Guaranty.  Upon the delivery by Guarantor to New Operators of any Reporting Disclosures, Guarantor shall be deemed to automatically represent and warrant to New Operators that such Reporting Disclosures are true, accurate, and complete in all material respects, present fairly the results of operations of Guarantor for the respective periods covered thereby, and reflect accurately the books and records of account of Guarantor as of such dates and for such periods in all respects.

(b)Guarantor, without any objection or delay whatsoever, shall make any and all payments due hereunder within thirty (30) days after New Operators’ demand therefor and Guarantor becoming liable therefor, in immediately available funds by wire transfer to a bank account designated by New Operators, unless New Operators agree in writing to another method of payment. If Guarantor does not pay any amount due hereunder on or before its due date, Guarantor shall pay, on demand, interest at the rate of seven percent (7%) per annum on the amount due for a period ending on the full payment of such amount, including the day of repayment. Furthermore, in the event that Guarantor fails to timely pay, perform, or satisfy any of the Obligations, or breaches or defaults under this Guaranty in any manner whatsoever, Guarantor acknowledges that New Operators will incur significant Damages and that Guarantor shall be solely responsible, and obligated to New Operators, for all such Damages, including all reasonable costs of collection and reasonable attorney fees incurred by New Operators.  Notwithstanding the foregoing, in the event that certain Obligations are owed to a Third Party Payor or Governmental Authority and New Operators have not incurred any Damages with respect thereto (the “Payor Obligations”) and such Third Party Payor or Governmental Authority permits (without New Operators incurring any Damages) the Payor Obligations to be paid or satisfied over time (an “Approved Payment Plan”), then Guarantor shall be entitled to satisfy such Payor Obligations by participating in the Approved Payment Plan.  As long as Guarantor timely and fully complies with all terms, conditions, and obligations of such Approved Payment Plan, then Guarantor shall not be deemed to be in default hereunder with respect to such Payor Obligations, but if Guarantor does breach or default under the Approved Payment Plan, then the full amount of such outstanding Payor Obligations (including all late fees, interest charges, and penalties with respect thereto) shall be immediately paid by Guarantor directly to the applicable Third Party Payor or Governmental Authority.

(c)Guarantor shall not directly or indirectly commit, or have incurred, a default or event of default under the terms (including any and all representations, warranties, and affirmative and negative covenants) of any borrowed money loan Guarantor has incurred or hereafter may incur, including, without limitation, that certain Loan Agreement, dated February 15, 2018 (the “Loan Agreement”), by and among CP Property Holdings, LLC, Northwest Property Holdings, LLC, and Attalla Nursing ADK, LLC, as borrowers; Hearth & Home of Ohio, Inc., as a guarantor; Adcare Property Holdings, LLC, as a guarantor and borrower; Guarantor, as a guarantor; and Pinecone Realty Partners II, LLC, as lender (collectively, a “Borrowed Money Loan”); provided however, that if a default or event of default shall have occurred under a Borrowed Money Loan and the lender therein shall have agreed to forebear from the exercise of remedies or otherwise shall not have accelerated monetary obligations under such Borrowed Money Loan with respect to such default or event of default, then Guarantor shall be deemed to be in compliance with the covenant set forth in this Section 8(c), but only with respect to such default or event of default under such Borrowed Money Loan.

(d)Guarantor shall provide prompt written notice to New Operators of any breaches, defaults, facts, circumstances, occurrences, or events that could or do lead to or result in a default hereunder or under any Borrowed Money Loan, or in any way adversely impact Guarantor’s ability to timely and fully satisfy the Obligations.

(e)Guarantor acknowledges that the applicable Current Operator did not satisfy its legal obligation of providing at least ninety (90) days prior written notice (the “Waiver Program Notice”) to the residents of any Facilities participating in the Waiver Program, the Ohio Department of Aging, and the applicable Area Agency on Aging of such Current Operator’s intent to cease providing services under the Waiver Program at such Facilities as of the Closing Date.  As a result, Guarantor agrees to indemnify and hold harmless New Operators from and against any Damages whatsoever incurred or suffered by New Operators arising out of the failure of the applicable Current Operator to timely provide the Waiver Program Notice, including, but not limited to, reimbursing on demand and without objection New Operators for any lost revenue, funds, or payments resulting directly or indirectly from any delay in the effective date of the applicable New Operator’s provider agreement/enrollment in the Waiver Program beyond the Closing Date.

9.MISCELLANEOUS.

(a)Guarantor agrees that New Operators may, upon written notice to Guarantor, assign this Guaranty in whole or in part.  If New Operators dispose of their interest in the OTA, “New Operators,” as used in this Guaranty, shall mean New Operators’ successors and assigns; provided that New Operators shall have complied with the terms and limitations of this Guaranty.

(b)The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its successors, legal representatives and assigns, and shall inure to the benefit of New Operators and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by New Operators or its successors and assigns, and delivered to Guarantor.

(c)Without the prior written consent of New Operators, which consent shall not be unreasonably withheld, Guarantor shall in no event transfer or assign, in whole or in part, this Guaranty or any of its obligations hereunder, directly or indirectly, by operation of law or otherwise (including, without limitation, through a change in control, a merger, a consolidation, a reverse merger, or a sale of substantially all of its assets) (collectively, a “Transfer Event”).

(d)Guarantor, without objection or delay, promises to fully pay all reasonable costs of collection or enforcement incurred by New Operators in exercising any remedies resulting from a default hereunder by Guarantor.

(e)If any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Guaranty, or to recover Damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-prevailing party all attorney fees and reasonable costs and expenses incurred by the prevailing party.

(f)If any portion of this Guaranty shall be deemed invalid, unenforceable, or illegal for any reason, such invalidity, unenforceability, or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(g)From time to time upon the request of New Operators, Guarantor shall promptly and duly execute, acknowledge, and deliver any and all such further instruments and documents reasonably necessary for the continuing effectiveness of this Guaranty.

(h)This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.  No waiver shall be applicable except in the specific instance for which given.

(i)No course of dealing and no delay or failure of any party in exercising any right, power, or privilege under this Guaranty or the OTA shall affect any other or future exercise thereof or exercise of any other right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege or any abandonment or discontinuance of steps to enforce such a right, power, or privilege preclude any further exercise thereof or of any other right, power or privilege.

(j)Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa.  This Guaranty shall be interpreted and enforced without the aid of any canon, custom, or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. This provisions of this Guaranty accurately reflect the intentions of Guarantor.

(k)Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the OTA or this Guaranty.

(l)The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of law.

(m)The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty.  Guarantor hereby represents and warrants that the Recitals are true and correct.

(n)Any signature hereon transmitted electronically by, for example, e-mail or facsimile, shall in all respects have the same effect as an original signature.

(o)The section headings herein shall have no legal meaning and are intended for convenience of reference only.

(p)This Guaranty sets forth the entire agreement and understanding between Guarantor and New Operators with respect to the Obligations and supersedes any and all prior agreements and understandings with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written, and upon and at all times after such execution, Guarantor acknowledges, confirms, and certifies its full and unequivocal agreement, in all respects whatsoever, to all provisions of this Guaranty, including, but not limited to, all schedules and exhibits attached hereto and/or referenced herein.

GUARANTOR:
Regional Health Properties, Inc., a Georgia corporation
By:
Name:
Title:

Exhibit A

NEW OPERATORS

Miami Cov SNF, Inc., an Ohio corporation

Greenfield SNF, Inc., an Ohio corporation

Springfield SNF, Inc., an Ohio corporation

Sidney SNF, Inc., an Ohio corporation

Springfield Clark ALF, Inc, an Ohio corporation

Exhibit B

CURRENT OPERATORS

CC SNF, LLC, a Florida limited liability company

HC SNF, LLC, a Florida limited liability company

EW ALF, LLC, a Florida limited liability company

PV SNF, LLC, a Florida limited liability company

EW SNF, LLC, a Florida limited liability company

Exhibit C

FACILITIES

Covington Care Center

75 Mote Drive

Covington, Ohio 45318

Hearth & Care of Greenfield

238 South Washington Street

Greenfield, Ohio 45123

Eaglewood Care Center

2000 Villa Road

Springfield, Ohio 45503

The Pavilion

705 Fulton Street

Sidney, Ohio 45365

Eaglewood Village

3001 Middle Urbana Road

Springfield, Ohio 45502

Exhibit D

FINANCIAL STATEMENTS

(see attached)

Exhibit E

REPORTING DISCLOSURES

10.2 Notice of Litigation and Other Matters. Each Credit Party shall promptly, and in any event within three (3) Business Days after such Credit Party or any Authorized Officer of such Credit Party obtains knowledge thereof, provide telephonic and written Notice to Lender and each Lender of:

(a)the commencement of all litigation, proceedings and investigations, including those by or before any Governmental Authority, and all actions and proceedings in any court or before any arbitrator against or involving any RHP Party or any of its properties, assets or businesses, which could reasonably be expected to have a Material Adverse Effect;

(b)any notice of any violation received by any RHP Party from any Governmental Authority including any notice of violation of Healthcare Laws, Environmental Laws or any other Legal Requirements which in any such case could reasonably be expected to have a Material Adverse Effect;

(c)any labor controversy that has resulted in, or threatens to result in, a strike or other work stoppage against any Healthcare Facility;

(d)any attachment, judgment, lien, levy or order exceeding $25,000.00 that may be assessed against any RHP Party excluding judgments that are fully covered by insurance;

(e)the occurrence of any “reportable event” (as defined in ERISA) which might result in the termination by the PBGC of any employee benefit plan (“Plan”) covering any officers or employees of any Credit Party, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan;

(f)the occurrence of any Default or Event of Default;

(g)(i) any default under or termination of a Material Contract, or (ii) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect;

(h)any material Environmental Release by any RHP Party or on any property owned, leased or occupied by an RHP Party; or receipt of any Environmental Notice;

(i)the discharge of or any withdrawal or resignation by any RHP Party’s certified independent accountants;

(j)any other material adverse change in the business, Collateral, property, assets, prospects, operations or condition, financial or otherwise, of any RHP Party;

(k)promptly after any material property owned or used by any RHP Party is (i) materially damaged or destroyed, or suffers any other material loss, or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral not covered by insurance equals or exceeds $25,000.00 (collectively, a “Casualty Loss”);

(l)(i) the receipt of any notice or request from any Governmental Authority or Government Reimbursement Program regarding any liability or claim of liability, (ii) any pending, threatened or actual investigation or survey of any RHP Party or any Operator or their directors, officers or managing employees by any Government Reimbursement Program, or any nongovernmental payor programs, (iii) any RHP Party or any Operator becoming a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, (iv) any RHP Party or any Operator becoming subject to reporting obligations pursuant to any settlement agreement entered into with any Governmental Authority, (v) any RHP Party or any Operator becoming the subject of any government payor program investigation conducted by any federal or state enforcement agency, (vi) any RHP Party or any Operator becoming a defendant in any qui tam/False Claims Act litigation, (vii) any RHP Party being served with or received any search warrant, subpoena, civil investigative demand or contact letter by or from any federal or state enforcement agency relating to an investigation, (viii) any RHP Party becoming subject to any written complaint filed with or submitted to any Governmental Authority having jurisdiction over such RHP Party or filed with or submitted to such RHP Party pursuant to their policies relating to the filing or submissions of such types of complaints, from employees, independent contractors, vendors, physicians, or any other Person that would indicate that such RHP Party has violated any Law;

(m)Credit Parties shall, by the fifth (5th) day of each calendar month (but the twentieth (20th) day of each calendar month for operating surveys), provide copies of all cost reports, operating surveys, rate reports, rate computation reports, licensing reports, deficiency notices, recoupment orders or similar reports from any Government Reimbursement Program, each together with true and correct copies thereof, received for the prior calendar month; provided, however, that any Citation shall be provided to Lender within one (1) Business Day after the receipt thereof.  Notwithstanding the above provisions of this paragraph, upon the occurrence of an Event of Default, without limitation on any other rights or remedies, Lender may require delivery of all such reports and other items upon receipt or at such other times as Lender designates; and

(n)Copies of all reports and notices provided or to be provided by any Operator to any RHP Party under any of the Operating Leases.

10.3 Financial Statements, Compliance Certificates and Projections. The RHP Guarantor will furnish, or cause to be furnished, to Lender:

(a)Annual Financial Statements.  As soon as available, and in any event within 120 days after the close of each fiscal year of the RHP Guarantor, a Form 10-K as required to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Exchange Act, which includes financial information required by such Form 10‑K, such financial information to be in reasonable form and detail and audited by KPMG LLP or another independent registered public accounting firm of recognized national standing reasonably acceptable to the Lender and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any respect

(b)Quarterly Financial Statements.  As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of the RHP Guarantor, a Form 10‑Q as required to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Exchange Act, which includes the financial information required by such Form 10‑Q, such financial information to be in reasonable form and detail and accompanied by a certificate of the chief financial officer or treasurer of the RHP Guarantor to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the RHP Guarantor and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

(c)Officer’s Certificate.  At the time of delivery of the financial statements provided for in clauses (a) and (b) above, a certificate of an Authorized Officer, substantially in the form of Exhibit A, (i) demonstrating compliance with the financial covenants contained in Article XI by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default by the RHP Guarantor exists, or if any such Default or Event of Default does exist, specifying the nature and extent thereof and what action the RHP Guarantor proposes to take with respect thereto.

(d)Reports.  Promptly upon transmission or receipt thereof, copies of any publicly available filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all publicly available financial statements, proxy statements, notices and reports as the RHP Guarantor shall send to its shareholders.

(e)Other Information.  Promptly upon any such request, such other information regarding the business, properties or financial condition of the RHP Guarantor or any of its Subsidiaries as Lender may request.

10.4 Other Reports.

(a)Promptly upon receipt thereof, copies of all material reports, if any, submitted to each Credit Party, its Board of Directors or members by its independent public accountants in connection with their auditing function, including any management report and any management responses thereto; and

(b)Such other financial reports and other information regarding the operations, business affairs and financial condition of the RHP Parties as Lender may reasonably request.